                                                                       Exhibit r





                                 CODE OF ETHICS

                                 ADOPTED BY THE

                                   EATON VANCE

                                 GROUP OF FUNDS



                              EFFECTIVE MAY 1, 1981

                            UPDATED DECEMBER 1, 1984

                          As amended February 21, 1995

     Each investment company (the "Fund") which is a member of the EV Group of Funds has adopted this Code of Ethics, pursuant to Rule 17j-1 under the
Investment Company Act of 1940, with respect to certain types of personal securities transactions by officers and by Directors, Trustees or individual General Partners (hereinafter collectively called "Directors") of the Fund which might be deemed to create possible conflicts of interest and to establish reporting requirements and enforcement procedures with respect to such transactions.

I. CODE PROVISIONS APPLICABLE ONLY TO AFFILIATED OFFICERS AND DIRECTORS OF THE FUND.

     A. INCORPORATION OF EVM'S CODE OF ETHICS. The provisions of EVM's Statement of Policy with respect to personal security transactions ("EVM's Code of Ethics"), which is attached as Appendix A hereto, are hereby incorporated herein as the Fund's Code of Ethics applicable to officers and Directors of the Fund who are employees of EVM. A violation of EVM's Code of Ethics by any such officer or Director shall constitute a violation of the Fund's Code of Ethics.

     B. REPORTS. Officers and Directors of the Fund who are employees of EVM shall file the reports required by EVM's Code of Ethics. Such filings shall be deemed to be a filing with the Fund under this Code of Ethics, and shall at all times be available to the Fund.

     C. REVIEW. The Director of Research of EVM shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Director of Research shall give such person an opportunity to supply additional explanatory material. If the Director of Research determines that a material violation of this Code has or may have occurred, he shall submit his written determination, together with the transaction report and any additional explanatory material provided by the individual, to the President of EVM, who shall make an independent determination of whether a material violation has occurred.

     D. SANCTIONS. If the President of EVM finds that a material violation has occurred, he shall report the violation and any sanctions imposed by EVM to the Directors of the Fund. If a securities transaction of the President of EVM is under consideration, either the Chairman of EVM or another senior officer of EVM designated by the Chairman shall act in all respects in the manner prescribed herein for the President of EVM.

II.  CODE PROVISIONS APPLICABLE ONLY TO INDEPENDENT DIRECTORS OF THE FUND.

     A.   DEFINITIONS.


          (1) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Application of this definition is explained in more detail in Appendix B hereto.

          (2)  "Control"  shall  have the  same  meaning  as that  set  forth in
               Section 2(a)(9) of the Investment Company Act of 1940. Generally, it means that the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

          (3) "Independent Director" means a Director, Trustee or individual General Partner of the Fund who is not an employee of EVM.

          (4) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

          (5)  "Security"  shall  have the  same  meaning  as that set  forth in
               Section 2(a)(36) of the Investment Company Act of 1940 (generally, all securities) except that it shall not include securities issued by the Government of the Unites States or an agency or instrumentality thereof (including all short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940), bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

          (6) A Security is "being considered for purchase or sale" by the Fund when a recommendation that the Fund purchase or sell the Security has been communicated by a member of EVM's Investment Department to an officer of the Fund.

     B. PROHIBITED PURCHASES AND SALES. No Independent Director of the Fund shall purchase or sell, directly or indirectly, any Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale:

          (1)  is being considered for purchase or sale by the Fund; or

          (2)  is being purchased or sold by the Fund.

     C. EXEMPTED TRANSACTIONS. The prohibitions of Section IIB of this Code shall not apply to:

          (1) purchases or sales effected in any account over which the Independent Director has no direct or indirect influence or control;

          (2) purchase or sales which are non-volitional on the part of the Independent Director or the Fund;

          (3) purchases which are part of an automatic dividend reinvestment plan;

          (4) purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          (5) purchases or sales other than those exempted in (1) through (4) above (a) which will not cause the Independent Director to gain improperly a personal profit as a result of his relationship with the Fund, or (b) which will only remotely affect the Fund because the proposed transaction would be unlikely to affect a highly institutional market, or (c) which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by the Fund, and in each case which are previously approved by the Director of Research of EVM which approval shall be confirmed in writing.

     D. REPORTING. Whether or not one of the exemptions listed in Section IIC hereof applies, each Independent Director of the Fund shall file with the Director of Research of EVM a written report containing the information described below in this Section IID with respect to each transaction in any Security in which such Independent Director has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, if such Independent Director, at the time he entered into that transaction, actually knew or, in the ordinary course of fulfilling his official duties as a Director of the Fund should have known, that during the 15-day period immediately preceding or after the date of that transaction:

          (a)  such Security was or is to be purchased or sold by the Fund, or

          (b) such Security was or is being considered for purchase or sale by the Fund;

PROVIDED, HOWEVER, that such Independent Director shall not be required to make a report with respect to any transaction effected for any account over which he does not have any direct or indirect influence or control. Each such report shall be deemed to be filed with the Fund for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Independent Director that he has any direct or indirect beneficial ownership in the Security to which the report relates.

     Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          (i) The date of the transaction, the title and the number of shares, and the principal amount of each Security involved:

          (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (iii) The price at which the transaction was effected; and

          (iv) The name of the broker, dealer or bank with or through who the transaction was effected.

Any report concerning a purchase or sale prohibited under Section IIB hereof with respect to which the Independent Director relies upon one of the exemptions provided in Section IIC shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

     E. REVIEW. The Director of Research of EVM shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Fund to determine whether any transaction ("Reviewable Transaction") of the type listed in Section IIB (without regard to exemptions provided by Section IIC(1) through (5)) may have occurred. If the Director of Research determines that a Reviewable Transaction may have occurred, he shall submit the pertinent information regarding the transaction to counsel for the Fund. Such counsel shall determine whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section IIC. Before making any determination that a violation has occurred, such counsel shall give the person involved an opportunity to supply additional information regarding the transaction in question.

     F. SANCTIONS. If such counsel determines that a material violation of this Code has occurred, such counsel shall so advise the Chairman or the President of the Fund and an ad hoc committee consisting of the Independent Directors of the Fund, other than the person whose transaction is under consideration, and such counsel shall provide the committee with a report of the matter, including any additional information supplied by such person. The committee may impose such sanctions as it deems appropriate.

III. MISCELLANEOUS CODE PROVISIONS.

     A. AMENDMENT OR REVISION OF EVM'S CODE OF ETHICS. Any amendment or revision of EVM's Code of Ethics shall be deemed to be an amendment or revision of
Section IA of this Code, and such amendment or revision shall be promptly furnished to the Independent Directors of the Fund.

     B. RECORDS. The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the Investment Company Act of 1940 and shall be available for examination by representatives of the Securities and Exchange Commission:

          (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          (3) A copy of each report made by an officer or Director pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

          (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

     C. CONFIDENTIALITY. All reports of securities transactions and any other information filed with the Fund or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

     D. INTERPRETATION OF PROVISIONS. The Directors of the Fund may from time to time adopt such interpretations of this Code as they deem appropriate.

     E. EFFECT OF VIOLATION OF THIS CODE. In adopting Rule 17j-1 the Securities and Exchange Commission specifically noted in Investment Company Act Release No. IC-11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a PER SE unlawful act prohibited by the general anti-fraud provisions of the Rule. As stated in the Release:

                    "....the  Commission  believes that such a violation  should and would be considered, with all the surrounding facts and circumstances, merely as one piece of evidence in determining whether, in addition to a violation of the code of ethics, a violation of the anti-fraud provisions of the Rule also has occurred."

In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.

                                                                Appendix A












                                       I.

                               STATEMENT OF POLICY

                                 WITH RESPECT TO

                        PERSONAL SECURITIES TRANSACTIONS






















                                                      DATED: April 1, 1996

                                TABLE OF CONTENTS
                                                                                                              PAGE
A.       Statement of General Principles.......................................................................1
B.       Applicability of Restrictions and Procedures..........................................................1
C.       Substantive Restrictions on Personal Investing Activities.............................................2

         1.       Initial Public Offerings and Secondary Public Distributions..................................2
         2.       Private Placements...........................................................................2
         3.       Blackout Periods.............................................................................3
         4.       Securities Recommended by a Member of the Investment Department..............................3
         5.       Securities of Broker-Dealers and Investment Bankers..........................................3
         6.       Short Sales and Options......................................................................3
         7.       Short-Term Trading Profits...................................................................3
         8.       Margin Accounts..............................................................................3
         9.       Transactions of Certain Affiliated Persons...................................................3
         10.      Gifts........................................................................................4
         11.      Service As a Director........................................................................4

D.       Compliance Procedures.................................................................................4

         1.       Preclearance.................................................................................4
         2.       Records of Securities Transactions...........................................................4
         3.       Filing of Broker/Dealer Reports..............................................................5
         4.       Disclosure of Personal Holdings..............................................................5
         5.       Post-Trade Monitoring........................................................................5
         6.       Certification of Compliance with Statement of Policy.........................................5
         7.       Review by the Board of Directors.............................................................5
         8.       Confidentiality..............................................................................5
  E.     Additional Disclosure.................................................................................5
  F.     Sanctions.............................................................................................6

Attachment A - Accounts in Which You Have a Direct or Indirect Beneficial Ownership Interest

      STATEMENT OF POLICY WITH RESPECT TO PERSONAL SECURITIES TRANSACTIONS

A.   STATEMENT OF GENERAL PRINCIPLES

     The investment managers of the Eaton Vance Funds and counsel accounts are encouraged to invest personally, as we believe this can make them better managers. However, they have the duty at all times to place the interests of Fund shareholders and any other client first, and they may not in any respect take advantage of client transactions. It is essential that we avoid not only actual but also any appearance of conflicts of interest and any abuse of an individual's position of trust and responsibility. No Statement of Policy can cover every possible circumstance, and an individual's conduct must depend ultimately upon his sense of fiduciary obligation to our Funds and our counsel clients.

     This Statement of Policy, which supersedes our prior one which was in effect for a number of years, is prompted by the recommendations in the Report of the Advisory Group on Personal Investing issued by the Investment Company Institute in May 1994 ("the ICI Report") and in the SEC Staff Report on Personal Investing by Investment Company Personnel issued in September 1994 ("the SEC Report"). The SEC Report endorsed the ICI Report and stated that the staff expects "all funds to adopt the [Advisory Group] Report's recommendations, in whole or in substantial part, absent special circumstances."

     We believe this Statement of Policy meets the SEC staff's expectations and is appropriate and desirable for Eaton Vance Management and Boston Management and Research.

B.   APPLICABILITY OF RESTRICTIONS AND PROCEDURES

     This section defines what groups of officers and employees in the Eaton Vance complex are specifically covered by the restrictions and procedures of this Statement of Policy. This section also defines the accounts covered by this Statement in addition to the direct personal accounts of such covered persons. All employees, however, must get pre-approval for the two types of transactions described in the second paragraph of Section D.1. below.

     Rule 17j-1 under the Investment Company Act creates the definition of "access person"* in order to define those who must make reports of personal securities transactions under that Rule. We use the term herein to mean the persons subject to all the restrictions of this Statement of Policy.

--------
*ACCESS PERSON

Using the Investment Company Act definition, an ACCESS PERSON for the Funds under our Statement of Policy is any officer of EVM or BMR; any employee of EVM or BMR or EVC who, in connection with his regular functions or duties, participates in or obtains information regarding the purchase or sale of a security by a registered investment company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; any officer of EVD who in the ordinary course of his business makes, participates in or obtains information regarding the purchase or sale of securities for the registered investment company for which EVD acts; and any natural person in a control relationship to the registered investment company, EVM, BMR or EVD who obtains information concerning recommendations made to such company with regard to the purchase or sale of a security.

     Rule  204-2  under  the   Investment   Advisers   Act   defines   "advisory
representative."** We use that definition in analyzing a person's relationship to investment counsel accounts.

     For  convenience  sake, in this Statement of Policy we use the term "access
person"  to  apply  to  both   access   persons   to  the  Funds  and   advisory
representatives to the counsel accounts.

     It should be noted that in the statutory definitions of both "access person" and "advisory representative" there is a common element, i.e., possession of information about the investment activity at the firm, except that all officers of the investment advisers (EVM and BMR), regardless of their duties and possibilities of knowledge of investment activity, are embraced by the terms. Those persons who are NOT officers of EVM or BMR who are NOT involved in the investment or trading process (such as wholesalers, marketing personnel and certain administrative personnel) are not subject to our reporting requirement, though they were in the past.

     ACCOUNTS COVERED. This Statement of Policy applies to all accounts in which the employee has "a direct or indirect beneficial ownership," UNLESS the employee has no "direct or indirect influence or control" over the account. "Beneficial ownership" normally would include accounts of a spouse, minor children and relatives resident in the employee's home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the employee obtains therefrom benefits substantially equivalent to those of ownership (see Attachment A hereto). If questions occur in this area, they should be reviewed with the Compliance Attorney.

     When an employee has a direct or indirect beneficial interest in an account and may be considered to have a measure of influence or control over an account, the Compliance Attorney and internal counsel of Eaton Vance Corp., on the basis of the particular facts and circumstances of the case, may determine that this Statement of Policy is not applicable to the account in whole or in part.

     When an employee has a measure of influence or control over an account, but not direct or indirect beneficial ownership therein (as for example when the employee serves as executor or trustee for someone outside his immediate family, or manages or helps to manage a charitable account), the rules set forth in this Statement of Policy will not be considered to be directly applicable, but in all transactions involving any such account the employee will be expected to conform to the spirit of these rules and specifically avoid any activity that conflicts or might appear to conflict with the interests of our clients.

C.   SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     1. INITIAL PUBLIC OFFERINGS AND SECONDARY PUBLIC DISTRIBUTIONS. No access person shall purchase securities of a publicly-owned corporation that is making a public or private primary or secondary distribution of its securities, except in connection with the exercise of rights issued in respect of securities he or she already owns. There is no objection to purchase at open market prices (provided, of course, that a client is not buying or selling at the same time), but the purchase of securities (other than securities of registered open-end

------------
**ADVISORY REPRESENTATIVE

Using the Investment Advisers Act definition, an ADVISORY REPRESENTATIVE to Eaton Vance counsel accounts is any officer of EVM or BMR; any employee of EVM who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made; any employee of EVM who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and persons (and their affiliates) in a control relationship with EVM who obtain information concerning securities recommendations prior to their effective dissemination.

investment companies) offered at a fixed public price by underwriters or a selling group is prohibited. The reason for this rule is that it precludes the appearance that an employee has used our clients' market stature as a means of obtaining "hot" issues which would otherwise not be offered to him or her. Any realization of short-term profits may create at least the appearance that an investment opportunity that should have been available to a fund or counsel account was diverted to the personal benefit of an individual access person.

     2. PRIVATE PLACEMENTS. An access person must obtain express prior approval of the Investment Compliance Officer (for equity securities) or the Fixed Income Approval Authority, as appropriate, for any acquisition of securities in a private placement. Any prior approval should take into account, among other factors, whether the investment opportunity should be reserved for a fund and its shareholders or other client, and whether the opportunity is being offered to an individual by virtue of his or her position with the investment adviser. Access persons who have been authorized to acquire securities in a private placement shall disclose that investment when they play a part in any investment company or other client's subsequent consideration of an investment in the issuer. In such circumstances the Fund or other client's decision to purchase securities of the issuer should be subject to review by investment personnel with no personal interest in the issuer.

     3. BLACKOUT PERIODS. No access person shall exercise a securities transaction on a day during which any fund or counsel account in the Eaton Vance complex has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. No portfolio manager shall buy or sell a security within seven calendar days before or after a fund or other client whose account s/he manages trades in that security. In addition, a portfolio manager must notify the Investment Compliance Officer if s/he has a direct or indirect beneficial interest in a security which s/he intends to buy or sell for a fund or client.

     If, within seven days of effecting a personal transaction in a security, a portfolio manager deems it to be in the best interests of a fund or client to effect a transaction in the securities of the same issuer, the portfolio manager must obtain the written permission of the Investment Compliance Officer or the Compliance Attorney prior to executing the fund transaction. The portfolio manager may be required to disgorge any profit realized from the personal transaction.

     4. SECURITIES RECOMMENDED BY A MEMBER OF THE INVESTMENT DEPARTMENT. Each access person who is a member of the Investment Department who makes a written recommendation as to whether a security shall be purchased, sold or held in the account of a fund or client shall fully apprise the Investment Compliance Officer of any direct or indirect beneficial ownership interest which he or she may have in such security.

     5. SECURITIES OF BROKER-DEALERS AND INVESTMENT BANKERS. No access person who is a member of the Investment Department or Trading Department may purchase any security issued by or have a financial interest in a company which derives significant income from stock brokerage or investment banking. For example, purchases of securities of firms such as Merrill Lynch are prohibited, since that firm derives a significant percentage of its income from brokerage activities.

     6. SHORT SALES AND OPTIONS. Access persons are prohibited from engaging in short selling or buying, selling or exercising put or call options of securities held by a fund or other client or being considered for purchase by a fund or other client. It should be noted, for example, that an exercise of an option or the covering of a short sale could conflict with current trading for clients.

     7. SHORT-TERM TRADING PROFITS. Short-term trading by access persons, i.e., profiting in the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days, is discouraged. We believe that excessive short-term trading by access persons may increase the risk of conflicts of interest, may in some cases affect an individual's investment judgment, and may in some instances divert an individual's attention from the best interests of our funds and other clients. As all access persons must preclear their sales as well as purchases, the discouragement can be applied in every appropriate instance. Where one or both sides of a short-term trade have not been precleared there is presumably already a violation and the whole matter should be handled under the Sanctions section, with disgorgement of profits being only one alternative available to the Investment Compliance Officer and the Management Committee.

     8. MARGIN ACCOUNTS. If an access person maintains a margin account, his or her securities could be sold involuntarily to cover the margin at a time when the same security was being traded for a fund or other client. Caution should therefore be exercised in the use of margin accounts.

     9. TRANSACTIONS OF CERTAIN AFFILIATED PERSONS. Pursuant to Section 17 of the Investment Company Act of 1940 and state blue sky regulations, a fund is prohibited from purchasing or retaining in its portfolio any securities issued by an issuer any of whose officers, directors or security holders is an officer or director of the fund, or is an officer or director of the investment adviser of the fund, if after the purchase of the securities of such issuer by the fund, one or more of such persons owns beneficially more than 1/2 of 1% of the shares or other securities, or both, of such issuer, and such persons owning more than 1/2 of 1% of such shares or other securities together own beneficially more than 5% of such shares or securities, or both. In view of the foregoing, your attention is directed to the Quarterly Report of Personal Securities Transactions ("Quarterly Report") and the Annual Report of Securities Holdings, both of which call for a special report of any such holding. To avoid any possibility of an inadvertent violation of this provision, holdings exceeding 1/2 of 1% of the shares or other securities of any publicly-owned issuers are discouraged.

     10. GIFTS. Access persons shall not accept gifts of a value in excess of $100 from any person or entity that does business with or on behalf of an Eaton Vance Fund or counsel account.

     11. SERVICE AS A DIRECTOR. No access person shall serve on the board of directors of a publicly traded company, absent prior determination by the Chief Executive Officer that the board service would be consistent with the interests of the fund and its shareholders which may have an investment in such public company. In the relatively small number of instances in which board service may be authorized, access persons serving as directors should be isolated from those making investment decisions through "Chinese Wall" or other procedures.

D.   COMPLIANCE PROCEDURES

     1. PRECLEARANCE. All a persons must receive preclearance for personal securities transactions from the Investment Compliance Officer (for equity securities) or from the Fixed Income Approval Authority, as appropriate. The period for which the preclearance remains valid shall be set at the time of preclearance and will typically expire at the close of business the following day. No prior clearance need be sought for BONA fide gifts, for transactions that are non-volitional on the part of the access person (e.g., automatic dividend reinvestments), or for transactions, such as the tender of shares pursuant to a tender offer, which constitute an exercise of rights offered by an issuer PRO RATA to all holders of a class of securities. In addition, no clearance need be sought for a transaction in a type of security that does not have to be reported under "Records of Securities Transactions" below. If there is any question as to whether a particular transaction requires preclearance, consult with the Compliance Attorney or the Investment Compliance Officer.

     ALL EMPLOYEES need clearance from the Treasurer of Eaton Vance Corp. prior to acquiring or disposing of securities issued by EVC. In addition, ALL EMPLOYEES need clearance from the Investment Compliance Officer prior to acquiring or disposing of shares in publicly-traded, closed-end investment companies advised by EVM or BMR.

     2. RECORDS OF SECURITIES TRANSACTIONS. Each access person must file with the Compliance Assistant a Quarterly Report disclosing all transactions in securities during the prior quarter in accounts covered by this Statement of Policy (see "Accounts Covered"). Transactions encompass sales, purchases and other acquisitions or dispositions including gifts and exercise of conversion rights or subscription rights. The Quarterly Report is due eight days after the end of each calendar quarter. The Quarterly Report must be filed even if there were no reportable transactions during the prior quarter, in which case the access person should state on the report form that there were no such transactions. No transactions need be reported in (i) direct obligations of the United States government, (ii) commercial paper maturing in under one year, or
(iii) transactions in shares of any investment company other than publicly-traded closed-end investment companies. In addition, transactions such as stock splits and automatic dividend reinvestments need not be reported.

     The Quarterly Report is designed to comply with the requirements of the SEC under the Investment Company Act of 1940 and the Investment Advisers Act of 1940. The reports are available for inspection by the SEC at any time, and are part of the review by members of the SEC staff in their inspections.

     It should be noted that the Quarterly Report required by this Statement of Policy is separate and distinct from, and not in lieu of, any responsibilities to make prompt filings of reports with the SEC (and with the Boston Stock Exchange or NASD in connection with Eaton Vance Corp. non-voting common stock) or with respect to acquisitions and dispositions of securities (including options) issued by Eaton Vance Corp. pursuant to Section 16(a) of the Securities Exchange Act of 1934.

     3. FILING OF BROKER/DEALER REPORTS. Each access person shall cause all his or her brokerage firms or bank custodians to send, as soon as they are prepared, copies of all confirmations of securities transactions and all monthly, quarterly and annual statements of his or her accounts to the Compliance Assistant.

     4. DISCLOSURE OF PERSONAL HOLDINGS. All access persons shall submit to the Compliance Assistant a current statement of securities holdings at the time of initial employment, or upon becoming an access person, and annually thereafter on or before January 20 of each year. Disclosure can be limited to the name of the security and, in the case of equities, whether the number of shares was more or less than 1,000, and in the case of fixed income securities, whether the value of the securities was more or less dm $100,000. This statement need not include holdings in a type of security which does not have to be reported under "Records of Securities Transactions" above.

     5. POST-TRADE MONITORING. The quarterly reporting requirement, the receipt of brokerage confirmations and account statements and the submission of statements of securities holdings at the time of employment and annually thereafter should adequately provide for post-trade monitoring by the Investment Compliance Officer. In addition, employees shall submit to the Investment
Compliance Officer such additional information as he or she may reasonably request in carrying out the provisions and the spirit of this Statement of Policy.

     6. CERTIFICATION OF COMPLIANCE WITH STATEMENT OF POLICY. All employees shall certify annually that they have read the Statement of Policy, that they understand it, and that they have complied with its requirements.

     7. REVIEW BY THE BOARD OF DIRECTORS. EVM and BMR shall prepare an annual report to the Trustees/Directors/Director Managing Partners of the Funds which:

     o summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

     o identifies any material violations of the Statement of Policy during the past year; and

     o    identifies  any  recommended  changes  in  existing   restrictions  or
          procedures based upon the investment company's experience under its code of ethics, evolving industry practices, or developments in applicable laws or regulations.

     The Trustees shall review any violations of the Statement of Policy as identified in the report and any recommended changes in existing restrictions and procedures. They should then take such action, if any, as they may deem appropriate.

     8. CONFIDENTIALITY. All reports of securities transactions, reports of holdings, and any other information filed pursuant to this Statement of Policy shall be treated as confidential. Absent reasonable cause for investigating a potential violation of this Statement of Policy, access to records submitted pursuant hereto shall be restricted to the Compliance Assistant, the Investment Compliance Officer, the Compliance Attorney and representatives of the Securities and Exchange Commission.

E.   ADDITIONAL DISCLOSURE

     There will be disclosure in the funds' prospectuses or in their statements of additional information as to whether access persons are permitted to engage in personal securities transactions and, if so, subject to what general restrictions and procedures.

F.   SANCTIONS

     Careful adherence to this Statement of Policy is one of the basic conditions of employment of every employee. Any employee violating any provision of this Statement of Policy shall be subject to sanction, including but not limited to suspension or termination of employment, censure or disgorgement of profits, on the recommendation of the Investment Compliance Officer or the Compliance Attorney and the approval of the Management Committee.


                                    EATON VANCE MANAGEMENT

                                    BOSTON MANAGEMENT AND RESEARCH

                                                                     Appendix B

                                  ATTACHMENT A

                     ACCOUNTS IN WHICH YOU HAVE A DIRECT OR
                     INDIRECT BENEFICIAL OWNERSHIP INTEREST

Quarterly, annual and time of initial employment reporting requirements under the Eaton Vance Statement of Policy with Respect to Personal Securities
Transactions ("Statement of Policy") apply to all accounts in which the director, officer or access person (as that term is defined in the Statement of Policy) has direct or indirect "beneficial ownership," except for those accounts over which such individual has no direct or indirect influence or control.

What constitutes "beneficial ownership" has been dealt with in a number of SEC rules and releases and has grown to encompass many diverse situations. "Beneficial ownership" includes securities held:

(a) by you for your own benefit, whether registered in your own name, or otherwise;

(b) by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

(c)  for your own account by pledgees;

(d) by a trust in which you have an income or remainder interest. Exceptions: where your only interest is to receive principal if (1) some other remainderman dies before distribution or (2) some other person can direct, by will, distribution of trust property or income to you;

(e) by you as trustee or co-trustee, where either you or members of your immediate family (i.e., spouse, children and their descendants, step-children, parents and their ancestors, and step-parents) have an income or remainder interest in the trust;

(f) by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

(g)  by any partnership in which you are a partner;

(h) by a personal holding company controlled by you alone or jointly with others;

(i)  in the name of your spouse unless legally separated;

(j) in the names minor children or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home. This applies even if the securities were not received from you and the dividends are not actually used for the maintenance of your home;

(k) in the name of another person (other than those listed in (i) and (j) above) if by reason of any contract, understanding, relationship, agreement or other arrangement, you obtain benefits substantially equivalent to those of ownership; or

(l)  in the name of any  person  other  than  yourself,  even  though you do not
     obtain  benefits  substantially   equivalent  to  those  of  ownership  (as
     described in (k) above), if you can vest or revest title in yourself.